SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Golden Phoenix Minerals, Inc.

(Exact name of Registrant as specified in its charter)

                                            Minnesota                                                                41-1878178

                                (State or other jurisdiction of                                                (IRS Employer

                                incorporation or organization)                                             Identification No.)

3595 Airway Drive, Reno, Nevada 89511

(Address of principal offices, including zip code)

Employee Stock Options

(Full Title of the Plan)

Charles Clayton

527 Marquette

Minneapolis, Minnesota 55402

(612) 338-3738

(Name and Address of agent for service)

(Telephone number, including area code for agent for service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [ X ]

CALCULATION OF REGISTRATION FEE

=================================================================

Title of Each                   Amount to be       Proposed Maximum           Proposed Maximum

Class of Securities           Registered                Offering Price                        Aggregate                      Amount of

to be Registered                                              Per Share (1)                  Offering Price (1)        of Registration Fee (1)

Common Stock

No par value                     4,000,000                    $.14                              $560,000                         $100.00

Total                                                                                                                                                   $100.00

==================================================

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the closing sale price of the Company’s Common Stock on the average of January 21, 22, 23, 24, and 25, 2002 as reported on the OTC Electronic Bulletin Board.

(2) Represents the maximum number of shares, which may be granted under the Golden Phoenix Minerals, Inc. Year 2002 Supplemental Employee/Consultant Stock Compensation Plan (the "Plan").

Form S-8 Registration Statement

For Employee Stock Options

_______________________________________

PART I.

Information Required in Section 10(a) Prospectus

This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering shares of common stock, no par value, ("Common Stock") of the Registrant in connection with its Employee/Consultant Stock Compensation Plan ("the Plan").

PART II.

Information Required in Registration Statement

Item 3 - Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement, and are made a part hereof:

  The Registrant's annual report on Form 10-KSB, for the fiscal year ended December 31, 2000.
  The Registrant’s quarterly report on Form 10QSB for the quarter ended March 31, 2001.
  The Registrant’s quarterly report on Form 10-QSB for the quarter ended June 30, 2001.
  The Registrant’s quarterly report on Form 10-QSB for the quarter ended September 30, 2001.
  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of such fiscal year.

     f. All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4 - Description of Securities.

Not applicable.

Item 5 - Interests of Named Experts and Counsel.

Not applicable.

Item 6 - Indemnification of Officers and Directors.

The Minnesota Statutes, Section 302A.521, contains indemnification provisions which permits indemnification by a corporation of any officer, director and affiliated person who was or is a party, or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member, director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as member, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, and against judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted, or failed to act, in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. All indemnification must be reported to the shareholders at the next annual meeting. In some instances a court must approve such indemnification.

Item 7 - Exemption From Registration Claimed.

Not applicable.

Item 8 - Exhibits.

Reference is made to the Exhibit Index, which is included on page 20 of this Registration Statement following the Signature Page.

Item 9 - Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered herein, and shall treat the offering of such securities at that time as the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 6 hereof or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

The undersigned registrant undertakes to deliver or cause to be delivered with the prospectus to each consultant to whom the prospectus is sent or given a copy of the registrant’s annual report to stockholders for its last fiscal year, unless such consultant has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the consultant. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each consultant.

The undersigned registrant undertakes to transmit or cause to be transmitted to all consultants participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on January 31, 2002.

_____/s/MICHAEL R. FITZSIMONDS

Michael R. Fitzsimonds, Chief Executive Officer & Director

_____/s/STEVEN CRAIG

Steven Craig, Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each Officer and Director may execute a separate signature page and when all of the separate pages are put together, they shall be construed as one signature page as if all of the Officers and Directors had signed on one page.

Dated: January 31, 2002

_____/s/MICHAEL R. FITZSIMONDS

Michael R. Fitzsimonds, Chief Executive Officer & Director

_____/s/ALLAN J. MARTER

Allan J. Marter, Director

_____/s/DAVID A. CALDWELL

David A. Caldwell, Director

_____/s/STEVEN CRAIG
Steven Craig, Secretary &Director

NO SEAL:

EXHIBIT INDEX

Exhibit numbers are in accordance with the Exhibit Table in Item 601 of Regulation S-B.

Exhibit No.                          Description                                                                              Sequential Page No.

5.1                                      Opinion Letter                                                                                         8

10.2                                    Golden Phoenix Minerals, Inc. Year 2002 Supplemental

                                          Employee/Consultant Stock Compensation Plan                         9

23.1                                     Independent auditors’ consent                                                               12